Exhibit 10.9

DIRECTOR NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
PURSUANT TO AFFILIATED MANAGERS GROUP, INC.
2020 EQUITY INCENTIVE PLAN

Name of Optionee:
Pursuant to the Affiliated Managers Group, Inc. 2020 Equity Incentive Plan, as amended and/or restated from time to time (the “Plan”), and subject to the terms of this agreement (the “Agreement”), Affiliated Managers Group, Inc. (the “Company”) hereby grants to the Optionee named above (the “Optionee”), who is a non-executive member of the Board of Directors of the Company (a “Director”) as of the date hereof, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified on the attached Exhibit A, which is hereby incorporated by reference (“Exhibit A”), all or part of the number of whole shares of Common Stock, par value $.01 per share, of the Company (such stock, the “Stock,” and such shares, the “Option Shares”) specified on Exhibit A at the Option Exercise Price per Share specified on Exhibit A, to be issued and distributed to the Optionee according to the terms and conditions set forth herein and in the Plan.
1.Vesting. No portion of this Stock Option may be exercised until such portion shall have vested. Except as set forth below, and subject to the discretion of the Administrator to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the number of Option Shares on the dates indicated on Exhibit A; provided that, Optionee’s service as a Director is through the applicable vesting date set forth on Exhibit A.

2.Manner of Exercise.

(a)The Optionee may exercise any vested portion of this Stock Option from time to time on or prior to the Expiration Date of this Stock Option, by giving written notice to the Chief Administrative Officer or General Counsel of the Optionee’s election to purchase some or all of the vested Option Shares purchasable at the time of such notice. Such notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case, that have an aggregate Fair Market Value equal to the exercise price; (iii) through a broker-assisted exercise program acceptable to the Administrator; or (iv) a combination of (i), (ii), and (iii) above. Payment instruments will be received subject to collection.
(b)The issuance of Stock representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above, and any agreement, statement or other evidence that the Company and/or the Administrator may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of this Stock Option and any subsequent resale of the shares of Stock will be in compliance with all applicable laws and regulations and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee.

(c)The Company shall maintain an account on its books in the name of the Optionee, which shall reflect this Stock Option and the number of Option Shares set forth on Exhibit A. The Optionee acknowledges and agrees that, upon exercise of all or any portion of this Stock Option in accordance with the terms of this Agreement, the Company (i) will enter the Optionee’s name as a stockholder of record on the books of the Company, (ii) may hold all Option Shares on behalf of the Optionee, until such time as the Optionee submits a request for delivery, and (iii) will exercise voting rights and take all other corporate actions for such Option Shares for such time as such Option Shares may be held by the Company on behalf of the Optionee, unless the Optionee provides written notice to the Human Resources Department to the contrary.

(d)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof. For the avoidance of doubt, any portion of this Stock Option that is not exercised by the Expiration Date will thereupon immediately terminate.

3.Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution or as permitted by the Administrator (or delegee). This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee or the Optionee’s legal guardian, if any, and thereafter, only by the Optionee’s legal representative or legatee, provided, however, that the Optionee may transfer, without consideration for the transfer, all or part of this Stock Option to members of the Optionee’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee (and, as required by the Administrator, the beneficiaries or members of such transferee) agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Agreement. Following such a permitted transfer, the provisions of this Agreement providing for the exercise of this Stock Option by the Optionee shall be deemed to permit exercises by a permitted transferee to whom all or a part of this Stock Option has been permissibly transferred.

4.Termination of Service. If the Optionee ceases to be a Director, this Award may be subject to earlier termination or accelerated vesting and/or an extended exercise period as set forth below.

(a)Termination by Reason of Death or Disability. If the Optionee ceases to be a Director by reason of death or disability, any unvested portion of this Stock Option shall automatically fully vest at the time of such termination. Unless a longer period is determined by the Administrator, this Stock Option (including any portion that vested prior to the date of the Optionee’s death or disability) may thereafter be exercised by the Optionee or the Optionee’s legal representative or legatee, or by the Optionee’s permitted transferee, if any, for a period of twelve (12) months from the date of death or disability, as the case may be, or until the Expiration Date, if earlier. In the case of termination by reason of disability, the death of the Optionee during the twelve-month period provided in this Section 4(a) shall extend such exercise period for another twelve (12) months from the date of death or until the Expiration Date, if earlier. Upon the expiration of the applicable exercise period provided in this Section 4(a) (or the Expiration Date, if earlier), any unexercised portion of this Stock Option shall terminate immediately and be of no further force or effect.

(b)Other Termination. If the Optionee ceases to be a Director for any reason other than death or disability, any portion of this Stock Option that is not vested and exercisable on the date of termination shall immediately terminate and be of no further force and effect. Notwithstanding the foregoing or anything to the contrary herein, and unless a longer period is determined by the Administrator, any portion of this Stock Option that is vested and exercisable on such termination date shall remain exercisable for a period of six (6) months from such termination date or until the Expiration Date, if earlier; provided that upon the expiration of such six-month exercise period (or the Expiration Date, if earlier), any unexercised portion of this Stock Option shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason that the Optionee has ceased to be a Director shall be conclusive and binding on the Optionee and the Optionee’s representatives, legal guardians or legatees.
5.Status of the Stock Option. This Stock Option is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

6.Miscellaneous.

(a)This Stock Option is subject to adjustment in accordance with the provisions of Section 7 of the Plan.

(b)Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address on file in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(c)Pursuant to Section 10 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option for any purpose that may at the time be permitted by law, but no such action may be taken that materially and adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

(d)This Stock Option shall not be interpreted to bestow upon the Optionee any equity interest or ownership in the Company, and the Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof and of the Plan, the Company shall have issued and delivered the shares of Stock to the Optionee, and the Company shall have issued and delivered the shares of Stock to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock, subject to Section 2(c).

(e)If the Optionee is resident outside of the United States, to the extent permitted by applicable law, the Optionee hereby consents to the holding, processing and transfer of data relating to the Optionee (including sensitive personal data as defined in the UK Data Protection Act 1998) by: (i) the Company; (ii) any person providing services to the Company (including, but not limited to, any third party broker, registrar or administrator); and (iii) any trustee appointed by the Company for all purposes relating to the administration or operation of the Plan, including the grant, holding, vesting or exercise of a Stock Option and the delivery, holding or sale of Stock and, to the extent permitted by applicable law, this consent includes consent to the transfer of such data to countries outside the European Economic Area even if the country in question does not maintain adequate data protection standards.

(f)The provisions of this Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(g)Notwithstanding anything herein to the contrary, this Stock Option shall be, and the Optionee hereby acknowledges that it is, subject to and governed by all the terms and conditions of the Plan. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan, as applicable and as may be amended from time to time.

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IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Award Agreement pursuant to the 2020 Equity Incentive Plan as of the Grant Date listed on the attached Exhibit A.

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

The foregoing Non-Qualified Stock Option Award Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the Grant Date listed on the attached Exhibit A.

By:
Optionee's Signature

Optionee's Printed Name

[Director Non-Qualified Stock Option Award Agreement]

DIRECTOR NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
PURSUANT TO AFFILIATED MANAGERS GROUP, INC.
2020 EQUITY INCENTIVE PLAN

Exhibit A

Optionee:
Number of Option Shares:
Option Exercise Price Per Share:
Grant Date:
Expiration Date:
Vesting Schedule:
Number of Option Shares Exercisable	Vesting Date